NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Travis Meyer (605) 978-2967 travis.meyer@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Company reports diluted earnings per share of $1.01 for first quarter 2013
Reaffirms guidance for 2013 of $2.40 - $2.55 per diluted share
Declares a quarterly dividend of $0.38 per share, payable June 30, 2013

SIOUX FALLS, S.D. - April 25, 2013 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended March 31, 2013. Net income was $37.9 million, or $1.01 per diluted share, for the quarter ended March 31, 2013, compared with net income of $32.0 million, or $0.88 per diluted share, for the quarter ended March 31, 2012.

“Our first quarter net income was $5.9 million better than the prior year as we continued executing our strategy to add natural gas supply for customers and experienced improved retail and transmission volumes. This was partially offset by higher operating expenses (particularly related to our Distribution System Infrastructure Project), higher property taxes and increased depreciation expense,” said Bob Rowe, Chief Executive Officer.  “Our continued focus is to remain committed to funding DSIP and continuing our significant investments in our base electric and gas transmission and distribution systems while we seek additional regulated energy supply resources to provide our customers long-term price stability and resource adequacy.”

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

Summary Financial Results

	Three Months Ended March 31,
	2013	2012
Total Revenues	$313,020	$309,100
Cost of Sales	132,196	138,396
Gross Margin	180,824	170,704
Operating Expenses
Operating, general and administrative	68,837	65,573
Property and other taxes	25,759	23,665
Depreciation	29,218	26,433
Total Operating Expenses	123,814	115,671
Operating Income	57,010	55,033
Interest Expense, net	(16,779)	(15,962)
Other Income	2,715	984
Income Before Income Taxes	42,946	40,055
Income Tax Expense	(5,044)	(8,012)
Net Income	$37,902	$32,043
Average Common Shares Outstanding	37,384	36,328
Basic Earnings per Average Common Share	$1.01	$0.88
Diluted Earnings per Average Common Share	$1.01	$0.88
Dividends Declared per Average Common Share	$0.38	$0.37

Recent significant items

•	Improvement in net income of approximately $5.9 million as compared with the first quarter of 2012, due primarily to:

◦	Higher gross margin of $10.1 million, primarily due to:

▪	an increase in revenues associated with natural gas production;

▪	increased retail natural gas and electric volumes, driven by colder winter weather;

▪	an increase in transmission capacity revenues; and

▪	the acquisition of the Spion Kop wind farm during the fourth quarter of 2012.

◦	higher capitalization of accumulated funds used during construction on projects (AFUDC); and

◦	lower income tax expense of about $3.0 million, driven by production tax credits associated with Spion Kop and an increase in flow-through repairs deductions.

These increases were partially offset by:

◦	higher operating expenses of $8.1 million, primarily due to:

▪	Incremental costs related to the Distribution System Infrastructure Project (DSIP) that had been deferred in 2012, pursuant an Montana Public Service Commission (MPSC) approval of an accounting order;

▪	higher natural gas production costs;

▪	an increase in plant operator costs related to the Spion Kop acquisition; and

▪	higher other operating expenses of $4.9 million, related to property taxes and depreciation;

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

•
In April, the MPSC approved settlement agreements between NorthWestern and intervenors to increase our annual natural gas delivery rates by approximately $11.5 million, effective April 1, 2013, based on a return on equity of 9.8%; and

•	Received proceeds of approximately $17.7 million after commissions and other fees from the sale of 459,246 common shares under our Equity Distribution Agreement.

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

Summary Financial Results
The following table reconciles the primary changes from the first quarter 2012 to 2013:

	Three Months Ended March 31,
	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income(1)	Diluted

2012 reported	$40.0	$32.0	$0.88

Gross Margin
Natural gas production	3.6	2.2	0.05
Transmission capacity	2.5	1.5	0.04
Natural gas retail volumes	1.8	1.1	0.03
Spion Kop	1.6	1.0	0.03
DSM lost revenues	0.9	0.6	0.02
Transportation and storage capacity	0.9	0.6	0.02
Electric retail volumes	0.8	0.5	0.01
Montana property tax tracker	0.4	0.2	0.01
DGGS	(4.3)	(2.6)	(0.07)
Other	1.9	1.2	0.03
Subtotal - Gross Margin	10.1	6.3	0.17
OG&A Expense
Distribution System Infrastructure Project (DSIP) expenses	(2.6)	(1.6)	(0.04)
Non-employee directors deferred compensation	(1.4)	(0.9)	(0.02)
Natural gas production	(0.9)	(0.6)	(0.02)
Insurance expense	(0.7)	(0.4)	(0.01)
Plant operator costs	(0.5)	(0.3)	(0.01)
Pension and employee benefits	4.2	2.6	0.07
Other	(1.3)	(0.8)	(0.02)
Subtotal - OG&A Expense	(3.2)	(2.0)	(0.05)
Other
Depreciation expense	(2.8)	(1.7)	(0.05)
Property and other taxes	(2.1)	(1.3)	(0.03)
Interest expense	(0.8)	(0.5)	(0.01)
Other income	1.7	1.0	0.03
Income tax and other items
Flow-through repairs deductions		2.1	0.06
Production tax credits		1.2	0.03
Flow-through of state bonus depreciation deduction		0.4	0.01
State income tax and other, net		0.3	0.01
Impact of higher share count			(0.03)
All other, net	—	0.1	(0.01)

Total EPS impact of above items			0.13

2013 reported	42.9	37.9	1.01

(1) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q113.pdf

Significant Drivers

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

Gross Margin

Consolidated gross margin for the quarter ended March 31, 2013 was $180.8 million compared with $170.7 million for the same period of 2012. Consolidated gross margin increased $10.1 million primarily due to:

•	An increase in natural gas production margin, primarily due to the acquisition of the Bear Paw assets in the third quarter of 2012;

•	An increase in natural gas and electric retail volumes due primarily to colder winter weather;

•	An increase in transmission capacity revenues due to higher demand to transmit energy for others across our lines;

•	The acquisition of the Spion Kop wind farm in the fourth quarter of 2012;

•	An increase in demand side management lost revenues recovered through our supply trackers related to efficiency measures implemented by customers;

•
An increase in transportation and storage capacity revenues due to higher demand to transmit natural gas for others across our pipelines and higher demand to store natural gas for others as a result of lower average natural gas prices; and

•	An increase in Montana property taxes included in a tracker.

These increases were partly offset by:

•
Lower Dave Gates Generating Station revenue in the first quarter 2013, as the same period in 2012 included recognition of approximately $2.7 million that we had deferred in prior periods pending outcome of allocation uncertainty; and

•	During the first quarter of 2013, our FERC related deferral increased by approximately $1.6 million as compared with 2012 due to the initial FERC ALJ non-binding decision.

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $68.8 million for the quarter ended March 31, 2013 as compared with $65.6 million during the same period of 2012. The increase in operating, general and administrative expenses of $3.2 million was primarily due to:

•	Incremental expenses related to DSIP;

•	Non-employee directors deferred compensation increased primarily due to changes in our stock price with an equal and offsetting impact to other income;

•	Higher natural gas production costs due to the Bear Paw acquisition;

•	Increased insurance expense primarily due to general liability matters; and

•	Higher plant operator costs primarily due to the Spion Kop acquisition.

These increases were partly offset by lower employee benefits primarily due to decreased pension expense.

Property and Other Taxes

Property and other taxes were $25.8 million for the three months ended March 31, 2013, as compared with $23.7 million in the same period of 2012. This increase was primarily due to higher estimated property valuations in Montana and plant additions.

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

Depreciation Expense

Depreciation expense was $29.2 million for the three months ended March 31, 2013, as compared with $26.4 million in the same period of 2012. This increase was primarily due to plant additions.

Interest Expense

Consolidated interest expense was $16.8 million for the quarter ended March 31, 2013 as compared with $16.0 million during the same period of 2012. This increase was primarily due to higher debt outstanding partially offset by higher capitalization of AFUDC.

Income Tax Expense

Consolidated income tax expense for the quarter ended March 31, 2013 was $5.0 million as compared with $8.0 million in same period of 2012. The effective tax rate for the quarter ended March 31, 2013 was 11.7% as compared with 20.0% for the same period of 2012. The effective tax rate differs from the federal statutory tax rate of 35% primarily due to repairs deductions, state tax benefit of bonus depreciation deductions and production tax credits.

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Three months ended March 31,
	(in millions)
	2013	2012
Income Before Income Taxes	$42.9	$40.1

Income tax calculated at 35% Federal statutory rate	15.0	14.0

Permanent or flow through adjustments:
Flow-through repairs deductions	(7.7)	(5.6)
Production tax credits	(1.2)	—
Flow-through of state bonus depreciation deduction	(1.8)	(1.4)
State income tax and other, net	0.7	1.0
	(10.0)	(6.0)

Income tax expense	$5.0	$8.0

Liquidity and Capital Resources

As of March 31, 2013, cash and cash equivalents were $6.9 million compared with $7.8 million at March 31, 2012. The Company had $253.5 million available from its revolving credit facility at March 31, 2013, compared with $177.0 million at March 31, 2012.

Dividend Declared

NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.38 per share, payable June 30, 2013, to common shareholders of record as of June 14, 2013.

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

2013 Earnings Reaffirmed

NorthWestern reaffirms its 2013 earnings to be $2.40 - 2.55 per diluted share.

Basic assumptions include the following expectations:

•	A consolidated income tax rate of approximately 12% of pre-tax income;

•	Colstrip Unit 4, Big Stone, and Coyote generation plants are scheduled for routine maintenance during second quarter of 2013

•	Diluted average shares outstanding of 38.1 million; and

•	Normal weather in the Company's electric and natural gas service territories for the remainder of 2013.

Company Hosting Investor Conference Call

As previously announced, NorthWestern will host an investor conference call today at 3:30 pm Eastern Time to review its financial results for the year ended March 31, 2013.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on April 25, 2013 through May 25, 2013, at (888) 203-1112 access code 2569194.

Annual Stockholders Meeting to be Held today
As previously announced, NorthWestern will hold its annual stockholders meeting today at 10:00 a.m. Central Daylight Time at the NorthWestern Energy Operations Center, 600 Market Street West, Huron, South Dakota.
The annual stockholders meeting will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.
To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

About NorthWestern Energy

NorthWestern Energy provides electricity and natural gas to approximately 673,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2013 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin, that is considered a “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Our Gross Margin measure may not be comparable to other companies' Gross Margin measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues
Electric	$210,092	$207,055
Gas	102,518	101,746
Other	410	299
Total Revenues	313,020	309,100
Operating Expenses
Cost of Sales	132,196	138,396
Operating, general and administrative	68,837	65,573
Property and other taxes	25,759	23,665
Depreciation	29,218	26,433
Total Operating Expenses	256,010	254,067
Operating Income	57,010	55,033
Interest Expense, net	(16,779)	(15,962)
Other Income	2,715	984
Income Before Income Taxes	42,946	40,055
Income Tax Expense	(5,044)	(8,012)
Net Income	$37,902	$32,043
Average Common Shares Outstanding	37,384	36,328
Basic Earnings per Average Common Share	$1.01	$0.88
Diluted Earnings per Average Common Share	$1.01	$0.88
Dividends Declared per Average Common Share	$0.38	$0.37

Average shares used in computing the basic and diluted earnings per share are as follows:

	Three Months Ended
	March 31, 2013	March 31, 2012
Basic computation	37,384,429	36,328,360
Dilutive effect of
Restricted stock and performance share awards	101,305	171,933

Diluted computation	37,485,734	36,500,293

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	March 31, 2013	December 31, 2012

ASSETS
Current Assets	$265,378	$303,128
Property, Plant, and Equipment, Net	2,444,405	2,435,590
Goodwill	355,128	355,128
Regulatory Assets	388,483	367,890
Other Noncurrent Assets	27,336	23,797
Total Assets	$3,480,730	$3,485,533
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	$1,638	$1,612
Short-term Borrowings	43,985	122,934
Other Current Liabilities	330,413	324,719
Long-term Capital Leases	31,146	31,562
Long-term Debt	1,055,079	1,055,074
Noncurrent Regulatory Liabilities	279,784	276,618
Deferred Income Taxes	382,636	363,928
Other Noncurrent Liabilities	380,439	375,054
Total Liabilities	2,505,120	2,551,501
Total Shareholders' Equity	975,610	934,032
Total Liabilities and Shareholders' Equity	$3,480,730	$3,485,533

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
Operating Activities
Net income	$37,902	$32,043
Non-cash items	55,953	46,807
Changes in operating assets and liabilities	18,025	41,075
Cash Provided by Operating Activities	111,880	119,925

Cash Used in Investing Activities	(38,114)	(47,027)

Cash Used in Financing Activities	(76,704)	(71,034)

Net (Decrease) Increase in Cash and Cash Equivalents	(2,938)	1,864
Cash and Cash Equivalents, beginning of period	9,822	5,928
Cash and Cash Equivalents, end of period	$6,884	$7,792

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Three Months Ended March 31,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenue	$200.0	$192.0	$8.0	4.2%
Regulatory amortization	(5.9)	(0.5)	(5.4)	1,080.0
Total retail revenues	194.1	191.5	2.6	1.4
Transmission	13.6	11.1	2.5	22.5
Ancillary Services	0.4	2.2	(1.8)	(81.8)
Wholesale	0.5	0.9	(0.4)	(44.4)
Other	1.5	1.4	0.1	7.1
Total Revenues	$210.1	$207.1	$3.0	1.4
Total Cost of Sales	83.1	83.0	0.1	0.1
Gross Margin	$127.0	$124.1	$2.9	2.3%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Electric
Montana	$76,006	$72,137	681	671	276,601	274,164
South Dakota	13,824	12,986	178	160	49,175	48,840
Residential	89,830	85,123	859	831	325,776	323,004
Montana	77,772	75,696	780	794	62,638	62,010
South Dakota	17,344	16,916	245	235	12,060	11,954
Commercial	95,116	92,612	1,025	1,029	74,698	73,964
Industrial	10,401	9,637	748	730	74	73
Other	4,660	4,581	23	23	4,509	4,511
Total Retail Electric	$200,007	$191,953	2,655	2,613	405,057	401,552
Total Wholesale Electric	$507	$869	23	53	—	—

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	3,223	3,039	3,283	6% colder	2% warmer
South Dakota	4,217	3,417	4,054	23% colder	4% colder

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Three Months Ended March 31,
(Unaudited)

	Results
	2013	2012	Change	% Change
	(dollars in millions)
Retail revenues	$101.7	$95.6	$6.1	6.4%
Regulatory amortization	(10.4)	(3.2)	(7.2)	225.0
Total retail revenues	91.3	92.4	(1.1)	(1.2)
Wholesale and other	11.2	9.3	1.9	20.4
Total Revenues	102.5	101.7	0.8	0.8
Total Cost of Sales	49.1	55.4	(6.3)	(11.4)
Gross Margin	$53.4	$46.3	$7.1	15.3%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2013	2012	2013	2012	2013	2012
	(in thousands)
Retail Gas
Montana	$42,864	$41,839	5,161	4,983	161,070	159,886
South Dakota	11,879	10,363	1,512	1,256	38,461	38,098
Nebraska	10,913	9,421	1,276	1,141	37,028	36,918
Residential	65,656	61,623	7,949	7,380	236,559	234,902
Montana	21,540	21,050	2,621	2,524	22,534	22,427
South Dakota	7,818	6,653	1,271	1,051	6,083	6,001
Nebraska	5,777	5,415	871	829	4,655	4,639
Commercial	35,135	33,118	4,763	4,404	33,272	33,067
Industrial	460	443	57	54	266	277
Other	416	395	58	53	158	150
Total Retail Gas	$101,667	$95,579	12,827	11,891	270,255	268,396

	Degree Days			2013 as compared with:
Heating Degree-Days	2013	2012	Historic Average	2012	Historic Average
Montana	3,223	3,039	3,283	6% colder	2% warmer
South Dakota	4,217	3,417	4,054	23% colder	4% colder
Nebraska	3,355	2,949	3,365	14% colder	remained flat

NorthWestern Reports First Quarter 2013 Financial Results
April 25, 2013

NORTHWESTERN CORPORATION
FIRST QUARTER SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
March 31, 2013	Electric	Gas	Other	Eliminations	Total
Operating revenues	$210,092	$102,518	$410	$—	$313,020
Cost of sales	83,095	49,101	—	—	132,196
Gross margin	126,997	53,417	410	—	180,824
Operating, general and administrative	45,718	19,895	3,224	—	68,837
Property and other taxes	19,152	6,604	3	—	25,759
Depreciation	23,611	5,599	8	—	29,218
Operating income (loss)	38,516	21,319	(2,825)	—	57,010
Interest expense	(14,127)	(2,426)	(226)	—	(16,779)
Other income	2,011	677	27	—	2,715
Income tax (expense) benefit	(4,304)	(1,772)	1,032	—	(5,044)
Net income (loss)	$22,096	$17,798	$(1,992)	$—	$37,902

Three Months Ended
March 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$207,055	$101,746	$299	$—	$309,100
Cost of sales	82,979	55,417	—	—	138,396
Gross margin	124,076	46,329	299	—	170,704
Operating, general and administrative	45,357	19,288	928	—	65,573
Property and other taxes	17,538	6,124	3	—	23,665
Depreciation	21,569	4,856	8	—	26,433
Operating income (loss)	39,612	16,061	(640)	—	55,033
Interest expense	(13,667)	(2,067)	(228)	—	(15,962)
Other income	612	345	27	—	984
Income tax expense	(3,174)	(3,590)	(1,248)	—	(8,012)
Net income (loss)	$23,383	$10,749	$(2,089)	$—	$32,043